UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 18, 2006

Dollar General Corporation
(Exact Name of Registrant as Specified in Charter)

Tennessee	001-11421	61-0502302
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Mission Ridge Goodlettsville, Tennessee		37072
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (615) 855-4000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01

ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On September 18, 2006, the Board of Directors of Dollar General Corporation (the “Company”) approved certain amendments to the Company’s April 2, 2003 Employment Agreement with David A. Perdue, the Company’s Chairman and Chief Executive Officer. The amendments are set forth in an Amended and Restated Employment Agreement entered into on September 18, 2006. The material terms of the amendments are summarized below, which summary is qualified in its entirety by the full text of the Amended and Restated Employment Agreement that is attached hereto as Exhibit 99.1 and incorporated by reference as if fully set forth herein.

The amendments:

•

extend the term of the Agreement from March 31, 2007 to March 31, 2008;

•

increase Mr. Perdue’s minimum base salary to $1,100,000 (an increase of $100,000 from the base salary in effect for Mr. Perdue immediately prior to the effective date of the Amended and Restated Employment Agreement and an increase of $200,000 from the minimum base salary set forth in Mr. Perdue’s Employment Agreement prior to the amendments);

•

consistent with the actual target and maximum bonus opportunities established by the Board of Directors and disclosed in March 2006, increase Mr. Perdue’s annual target bonus opportunity to 100% of base salary and his maximum bonus opportunity to 200% of base salary (or, in each case, such greater percentage as determined by the Compensation Committee from time to time) based on achievement of performance criteria established in accordance with the terms and conditions of the Company’s bonus program for executives;

•

add the term “Chairman” to Mr. Perdue’s title and position in the Agreement (Mr. Perdue has served as Chairman since June 2, 2003);

•

add a provision entitling Mr. Perdue to the same severance benefits payable upon his termination without cause or for good reason if he resigns within 60 days after the Company’s failure to offer to renew, extend or replace the Agreement before, at or within 60 days after the end of the term of the Agreement (unless that failure to renew is a result of Mr. Perdue’s voluntary retirement at or after reaching age 62);

•

remove the exclusion from the change in control provisions of the Agreement for ownership or acquisitions of the Company’s securities by Cal Turner, Jr., James Stephen Turner, members of their family or certain related entities and otherwise generally conform the definition of “Change in Control” in the Agreement to the definition that is used in the employment agreements for the Company’s executive vice presidents;

•

broaden the list of competitors in the non-compete portion of the Agreement to include the same group that is used in the employment agreements for the Company’s executive vice presidents; and

•

make certain other nonsubstantive changes to the provisions contained in Mr. Perdue’s Employment Agreement prior to the amendments, such as changes required pursuant to Section 409A of the Internal Revenue Code.

In addition, on September 18, 2006, the Board of Directors of the Company granted Mr. Perdue 365,000 restricted stock units (“RSUs”) under the terms of the Company’s 1998 Stock Incentive Plan.  The RSUs will vest ratably over three years, but are generally not payable until after Mr. Perdue ceases to be employed by the Company. The specific terms of the RSUs are set forth in the Agreement and in the Restricted Stock Unit Award Agreement entered into on September 18, 2006 that is attached hereto as Exhibit 99.2 and incorporated by reference as if fully set forth herein.

ITEM 7.01

REGULATION FD DISCLOSURE.

On September 19, 2006, the Company issued the news release attached hereto as Exhibit 99.3 and incorporated by reference as if fully set forth herein.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS.

(a)

Financial statements of businesses acquired.  N/A

(b)

Pro forma financial information.  N/A

(c)

Shell company transactions.  N/A

(d)

Exhibits.  See Exhibit Index immediately following the signature page hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 19, 2006	DOLLAR GENERAL CORPORATION

	By:	/s/ Susan S. Lanigan
Susan S. Lanigan
Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Amended and Restated Employment Agreement, effective as of September 18, 2006, by and between Dollar General Corporation and David A. Perdue.

99.2	Restricted Stock Unit Award Agreement, effective as of September 18, 2006, by and between Dollar General Corporation and David A. Perdue.

99.3	News release dated September 19, 2006.

4